Exhibit 1.16 to Form 8-K/A

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ZELLER WEISS & KAHN
Certified Public Accountants

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                    1084 Route 22 West         Melvin H. Zeller, CPA
                    Mountainside, NJ  07092    Harold N. Binenstock, CPA
                    TEL:  908-789-0011         Stephen E. Rosenthal, CPA
                    FAX:  908-789-0027         Alfred J. Padovano, CPA
                                               Leonard J. Krieger, Jr., CPA
                                               Philip E. Hunrath, CPA
                                               Martin Sherman, CPA
                                               Gary A. Sherman, CPA
                                               Andrew M. Fingerhut, CPA

January 31, 1997


Securities and Exchange Commission
450 Fifth Street N.W.
Washington, D.C.  20549

Gentlemen:

We have read the statements made by Hanover Gold Company, Inc., which we understand will be filed with the commission pursuant to Item 4 of Form 8-K/A, as part of the Company's Form 8-K/A report for the month of January, 1997. We agree with the statements concerning our firm in such Form 8-K/A.

                                   Very truly yours,

                                   ZELLER WEISS & KAHN

                                   /s/ Zeller Weiss & Kahn
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